Exhibit 5.1

+1 202.942.5000

+1 202.942.5999 Fax

555 Twelfth Street, NW

Washington, DC 20004-1206

April 11, 2014

TriVascular Technologies, Inc.

3910 Brickway Blvd.

Santa Rosa, CA 95403

Ladies and Gentlemen:

You have requested our opinion in connection with a Registration Statement on Form S-1 (File No. 333-194466) (the “Registration Statement”), including a related prospectus contained in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 7,475,000 shares of Common Stock, $0.01 par value per share (the “Shares”), of TriVascular Technologies, Inc., a Delaware corporation (the “Company”), including 975,000 shares issuable upon exercise of an over-allotment option granted by the Company to the underwriters.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, and Bylaws, as amended, as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which is to be in effect upon the closing of the offering contemplated by the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments, including, without limitation, stock record books of the Company and minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought independently to verify such matters. In rendering this opinion, we have considered only the Delaware General Corporation Law (including the statutory provisions and also all

April 11, 2014

applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion with respect to choice of law or conflicts of law. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from the opinion in this letter.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as of the date hereof and as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We disclaim any obligation to update the opinion rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Arnold & Porter LLP

Arnold & Porter LLP